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                                                                  EXHIBIT 10.26

                        FORM OF GUARANTY OF OBLIGATIONS
                          PURSUANT TO LEASE AGREEMENT

         The undersigned corporation (the "Guarantor"), corporate parent company of ____________________, a Delaware corporation ("Lessee"), as a material and necessary inducement to ALCO II, L.L.C., a North Carolina limited liability company (the "Owner") to enter into that certain Lease Agreement dated as of June 30, 1997 (as amended, the "Lease") between Owner, as landlord, and Lessee, as tenant, with respect to the lease of a ____________ facility on the real property in ______________, ________, as more particularly described in Exhibit A (the "Property"), hereby represent, warrant, covenant and agree as follows:

         I. Guarantor hereby irrevocably, jointly and severally guarantees to the Owner the prompt payment when due, whether by acceleration or otherwise, of all rent and all other sums payable by Lessee under the Lease and the faithful and prompt performance when due of each and every one of the terms, conditions and covenants to be kept and performed by the Lessee under the Lease, and any and all amendments, extensions and renewals of the Lease. In the event of the failure of the Lessee to pay any such rent or other sums, or to render any other performance required of the Lessee under the Lease, if and when due after the expiration of any applicable cure period, the Guarantor shall upon receiving notice of such failure from Lessee pay the rent and forthwith perform all provisions of the Lease to be performed by the Lessee thereunder. Guarantor further agrees to pay Owner, upon demand, all losses and reasonable costs and expenses that are incurred by Owner in enforcing the Lease or this Guaranty.

         2. Until all obligations of the Lessee under the Lease have been satisfied and discharged in full, the Guarantor shall have no right of subrogation and hereby waives any right to enforce any remedy which the Lessee now has or may hereafter have against the Owner and any benefit of, any right to participate in, any security now or hereafter held by the Owner with respect to the Lease.

         3. Notwithstanding any modification or discharge of the obligations guaranteed hereby (or any part thereof) or any amendment, modification, rearrangement, stay or cure of any of the Lessee's rights, remedies or recourse under the Lease which may occur in any bankruptcy or reorganization case or proceeding concerning the Lessee, whether permanent or temporary, and whether or not assented to by the Lessee, the Guarantor hereby agrees that the Guarantor shall be obligated under this Guaranty to pay and perform all of the obligations guaranteed hereby in accordance with the respective terms of the Lease and of this Guaranty in effect on the date hereof. The Guarantor understands and acknowledges that, by virtue of this Guaranty, the Guarantor has specifically assumed any and all risk of a bankruptcy, reorganization, or other case or proceeding under any of the Debtor Relief Laws (as hereinafter defined) with respect to the Lessee. The term "Debtor Relief Laws," as used in this Guaranty, shall mean the Bankruptcy Code or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief law from time to time in effect which affects the rights of creditors generally.

         4. This Guaranty is a guaranty of payment and performance and not of collecting. The obligations of the Guarantor hereunder are primary, direct and independent of the obligations of the Lessee and, in the event of any default by the Lessee under the Lease (beyond any period of cure provided therein), a separate action may be brought and prosecuted against the Guarantor whether or not the Lessee as joint therein or a separate action is brought against the Lessee. The Owner may maintain


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successive actions for other defaults. The Owner's rights hereunder shall not be exhausted by its exercise of any rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and obligations, the payment and performance of which are hereby guaranteed, have been paid and fully performed.

         5. The Guarantor shall pay to the Owner all reasonable attorneys' fees and all costs and expenses which the Owner expends or incurs to the extent allowed by applicable law in enforcing performance of any indebtedness or other obligation hereby guaranteed or in enforcing this Guaranty against the Guarantor, whether or not suit is filed, expressly including, but not limited to all costs, reasonable attorneys' fees and expenses incurred by the Owner in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving the Guarantor which in any way affects the exercise by the Owner of its rights and remedies hereunder.

         6. If any provision or portion thereof of this Guaranty is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Guaranty, and the remaining provisions and portions thereof shall continue in full force and effect.

         7. This Guaranty shall be continuing guaranty and shall inure to the benefit of the Owner, its successors and assigns, and any subsequent owners of the Property who succeed to all or any portion of the Owner's obligations and rights under the Lease, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of the Guarantor; provided that the Guarantor may not, without the Owner's prior written consent, assign or transfer any of its powers, duties or obligations under this Guaranty. This Guaranty may be assigned by the Owner with respect to all or any portion of the indebtedness or obligations hereby guaranteed to any subsequent owners or encumbrances of the Property, and when so assigned the Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting the liability of the Guarantor hereunder with respect to any indebtedness or obligations retained by the Owner.

         8. Neither any provision of this Guaranty nor any right of either the Owner or the Guarantor hereunder can be waived in whole or in part nor can the Guarantor be released from the Guarantor's obligations hereunder except by a writing duly executed by an authorized officer of the waiving or releasing party.

         9. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word "person" as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever. The term "Owner" as used herein shall mean the party herein so named and its successors including, but not limited to, a debtor in possession under Chapter 11 of the Bankruptcy Code.

         10. EXCEPT WHERE FEDERAL LAW IS APPLICABLE AND UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA. The Guarantor hereby (a) irrevocably submits to the non-exclusive jurisdiction of the state and federal courts

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of the State of Alabama in any legal proceeding arising out of, or in connection with, this Guaranty, the Lease and the obligations guaranteed hereby as provided for by Alabama law; and (b) irrevocably consents to the service of process upon the Guarantor by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to the Guarantor at 5021 Louise Drive, Suite 200, Mechanicsburg, Pennsylvania 17055, Attention: Brian L. Barth, Vice President, or such other address of which the Guarantor shall notify the Owner in writing. Nothing herein shall affect the rights of the Owner to commence legal proceedings or otherwise proceed against the Guarantor in any jurisdiction or to service process in any manner permitted by applicable law, and nothing herein shall constitute a general consent to jurisdiction or service of process.

         11. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER ADDRESSED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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         EXECUTED as of
                         -----------------.

                                      BALANCED CARE CORPORATION
                                      a Delaware corporation

                                      By
                                         --------------------------------




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SCHEDULE TO EXHIBIT 10.26 FILED PURSUANT TO INSTRUCTION 2 TO ITEM 601(a) OF
REGULATION S-K

                       GUARANTY OF PAYMENT AND PERFORMANCE

       PROJECT                       LESSEE                                  FACILITY                      DATE
       -------                       ------                                  --------                      ----

Roanoke, VA            BCC at Roanoke, Inc.                Outlook Pointe at Roanoke                      6/30/97

Harrisonburg, VA       BCC at Harrisonburg, Inc.           Outlook Pointe at Harrisonburg                 6/30/97

Danville, VA           BCC at Danville, Inc.               Outlook Pointe at Danville                     9/3/97